UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

Consolidated Graphics, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-12631	76-0190827
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Westheimer, Suite 200, Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 787-0977

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure in Item 3.03 is incorporated in this Item 1.01 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On December 4, 2009, the Company and American Stock Transfer & Trust Company, LLC, as successor to American Stock Transfer & Trust Company, as Rights Agent, entered into the Third Amendment (the “Amendment”) to Rights Agreement, dated as of December 15, 1999, as amended (the “Rights Agreement”). Capitalized terms shall have the meanings set forth in the Rights Agreement, as amended. The Amendment was entered into to: (1) extend the Final Expiration Date to December 14, 2010, (2) change the Purchase Price to $140.00, (3) amend the definition of Beneficial Owner to exclude shares that may be acquired pursuant to unexercised options granted under the Company’s employee benefit plans, provided, that shares acquired upon exercise of such options will be included in such definition and (4) add a provision permitting the redemption of the Rights by the shareholders in certain circumstances involving a “Qualified Offer.”

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Third Amendment to Rights Agreement, dated as of December 4, 2009, between Consolidated Graphics, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED GRAPHICS, INC.

Date: December 4, 2009	By:	/s/ Jon C. Biro
Jon C. Biro, Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Amendment to Rights Agreement, dated as of December 4, 2009, between Consolidated Graphics, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.